  EXHIBIT 11.1

Scott W. Smith, CPA’s, Inc.

Consent of Independent Public Accounting Firm

We hereby consent to the use in this Post Qualification Amendment No. 2 to Form 1-A Regulation A Offering Statement of our report dated September 8, 2022 relating to the financial statements of Andrew Arroyo Real Estate, Inc. for the years ended December 31, 2021 and December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Offering Statement.

/s/ Scott W. Smith, CPA’s, Inc.

Murrieta, California

October 13, 2022